     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1998.


                                                      REGISTRATION NO. 333-51009
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                           SEVEN SEAS PETROLEUM INC.
             (Exact name of Registrant as specified in its charter)

        YUKON TERRITORY                        1311                          73-1468669
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification Code Number)          Identification No.)

                             ---------------------

                                                            HERBERT C. WILLIAMSON, III
                                                           EXECUTIVE VICE PRESIDENT AND
                                                             CHIEF FINANCIAL OFFICER
         1990 POST OAK BLVD., SUITE 960                   1990 POST OAK BLVD., SUITE 960
              HOUSTON, TEXAS 77056                             HOUSTON, TEXAS 77056
                 (713) 622-8218                                   (713) 622-8218
  (Address, including zip code, and telephone           (Name, address, including zip code
        number, including area code, of                and telephone number, including area
   registrant's principal executive offices)               code, of agent for service)

                                   Copies to:

                                 T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable following the effectiveness of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a list of all estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Common Stock and Warrants offered hereby.

                                                               TOTAL
Securities and Exchange Commission registration fee.........  $20,740
Printing and engraving costs................................   20,000
Legal fees and expenses.....................................   25,000
Accounting fees and expenses................................    3,000
Other.......................................................    3,000
                                                              -------
          Total.............................................  $71,740
                                                              =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Yukon Business Corporations Act and the Company's Bylaws provide the following authority to indemnify directors or officers or former directors or officers of the Company or of a company of which the Company is or was a shareholder:

          (1) Except in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

          (2) A corporation may, with the approval of the Supreme Court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason by being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in paragraphs (1)(a) and
     (b).

     The Yukon Business Corporations Act also provides that:

          (3) Notwithstanding anything in subsections (1) through (6), a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity (A) was substantially successful on the merits of his defense of the action or proceeding, (B) fulfills the conditions set out in paragraphs (1)(a) and (b), and (C) is fairly and reasonably entitled to indemnity.

          (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

          (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

          (6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

     The Bylaws of the Company also provide that the provisions for indemnification contained in the Bylaws (outlined in subsections (1) and (2) above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaws, agreement, vote of shareholders or disinterested directors or otherwise both as to an action in his official capacity and as to an action in any other capacity while holding such office and shall continue as to a person who has ceased to be a director of officer and shall enure to the benefit of the heirs and legal representatives of such person. The Company maintains director's and officer's insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three years, the Company issued the following securities which were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

     On June 30, 1995, upon the Amalgamation, 11,999,999 Common Shares of the Company were issued to the holders of the common shares of the Predecessor and 680,464 Common Shares of the Company were issued to the holders of shares of Rusty Lake. The Amalgamation was conducted in Canada, was effected in accordance with the laws of British Columbia and approved by the Supreme Court of British Columbia.

     In March 1996, 2,000,000 Special Warrants were issued at a purchase price of $2.75 per Unit pursuant to a brokered private offering of units conducted in Canada pursuant to the British Columbia securities laws. The Units were convertible into one common share and one half of one Class A share purchase warrant (the "Class A Warrants"). Each whole Class A Warrant entitled the holder thereof to acquire one additional Common Share at a price of $3.50 per share at any time on or before March 14, 1997. Yorkton Securities Inc., First Marathon Securities Limited and Griffiths McBurney & Partners Inc. served as agents for the private placement and received a 7% commission on the gross proceeds thereof. To the extent U.S. residents were involved in this transaction, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provision of Section 4(2) thereof.

     In July 1996, the Company issued the following securities in the GHK
Transaction: (i) an aggregate of 7,305,143 B Special Warrants to certain members of Cimarrona Limited Liability Company as consideration for the transfer of a 62.963% membership interest in Cimarrona Limited Liability Company by such members to a subsidiary of the Company,; (ii) 4,469,028 B Special Warrants to the members of Esmeralda Limited Liability Company as consideration for the transfer of a 100% membership interest in Esmeralda by such members to a subsidiary of the Company, and (iii) 5,002,972 Class A Preferred Shares to Robert A. Hefner III as consideration for the transfer of all of the issued and outstanding shares of GHK Company Colombia to a subsidiary of the Company. The B Special Warrants and the Class A Preferred Shares were each issued at a deemed purchase price of $9.125 per Special Warrant and per Preferred Share. Each B Special Warrant and each Class A Preferred Share was convertible in each case into one Common Share of the Company. To the extent U.S. residents were involved in this transaction, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provision of
Section 4(2) thereof.

     In October 1996, 500,000 C Special Warrants were issued at a purchase price of $15.00 per Unit pursuant to a brokered private offering of Units conducted in Canada pursuant to the British Columbia securities laws. The Units were convertible into one common share and one half of one Class B share purchase warrant (the "Class B Warrants"). Each whole Class B Warrant entitles the holder thereof to acquire one additional Common Share at a price of $18.50 per share at any time on or before October 15, 1997. Yorkton Securities and Tuscarora Capital, Inc. jointly served as the agent for the private placement and jointly received a 6% commission on the gross proceeds thereof. To the extent U.S. residents were involved in this transaction, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) thereof.

     In February 1997, 19,277,143 Common Shares were issued upon the automatic conversion of (i) the Special Warrants issued in March 1996, (ii) the B Special Warrants and the Class A Preferred Shares issued in July 1996, and (iii) the C Special Warrants issued in October 1996. As the conversion of such securities was automatic, to the extent U.S. residents were involved in such transaction, the Company relied on the exemption from registration under the Securities Act by virtue of the provisions of Section 3(a)(9) thereof, since the securities issued were exchanged by the Company with existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

     In February 1997, 1,000,000 Common Shares were issued in a private transaction to Hazel Ventures Ltd., a British Virgin Islands company, in consideration of the transfer of 100% of the capital stock of Petrolinson S.A. to a subsidiary of the Company in a transaction conducted outside of the United States.

     From February 1996 through December 1997, an aggregate of 1,104,000 Common Shares were issued to former directors and former and current employees of the Company upon the exercise of employee stock options at purchase prices of $0.75 to $10.90 per share. To the extent U.S. residents were involved in these transactions, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provisions of
Section 4(2) thereof.

     In March 1997, 1,000,000 Common Shares were issued upon exercise of the Class A Warrants at an exercise price of $3.50 per share. To the extent U.S. residents were involved in this transaction, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) thereof.

     On August 7, 1997, the Company issued $25,000,000 principal amount of Exchangeable Notes. See "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Convertible Debentures." To the extent U.S. residents were involved in this transaction, the Company believes that the issuance of securities was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) thereof and Rule 506 of Regulation D.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The following instruments and documents are included as Exhibits to this Registration Statement. Exhibits incorporated by reference are so indicated by parenthetical information.

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
     (3)         -- Articles of Incorporation and By-laws
        *(A)     -- The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia
                    corporation; and Rusty Lake Resources Ltd.
        *(B)     -- Certificate of Continuance and Articles of Continuance
                    into the Yukon Territory
        *(C)     -- By-Laws
     (4)         -- Instruments defining the rights of security holders,
                    including indentures
        *(A)     -- Excerpts from the Articles of Continuance

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
        *(B)     -- Excerpts from the By-laws
        *(C)     -- Specimen stock certificate
        *(D)     -- Form of Class B Warrant
        *(E)     -- Class B Warrant Indenture dated as of October 15, 1996 by and between the Company of Canada and Montreal Trust
                    Company
     (5)         -- Opinion re Legality
         (A)     -- Opinion of Preston, Willis & Lackowicz
        +(B)     -- Opinion of McMillan Binch
        +(C)     -- Opinion of Preston, Willis & Lackowicz
    (10)         -- Material Contracts
        *(A)     -- Agreement dated August 14, 1995 by and between the
                    Company and GHK Company Colombia, as amended by letter
                    agreement dated November 30, 1995
        *(B)     -- The Association Contract by and between Ecopetrol, GHK
                    Company Colombia and Petrolinson, S.A. relating to the
                    Dindal block, as amended
        *(C)     -- The Association Contract by and between Ecopetrol and GHK
                    Company Colombia relating to the Rio Seco block
        *(D)     -- Joint Operating Agreement dated as of August 1, 1994 by and between GHK Company Colombia and the holders of
                    interests in the Dindal block
        *(E)     -- The GHK Company Colombia Share Purchase Agreement dated as of July 26, 1996 by and between Robert A. Hefner III,
                    Seven Seas Petroleum Colombia Inc. and the Company
        *(F)     -- The Cimarrona Purchase Agreement dated as of July 26,
                    1996 by and between the members of Cimarrona Limited
                    Liability Company, the Company, Seven Seas Petroleum
                    Colombia Inc., and Robert A. Hefner III
        *(G)     -- The Esmeralda Purchase Agreement dated as of July 26,
                    1996 by and between the members of Esmeralda Limited
                    Liability Company, Robert A. Hefner III, the Company,
                    Seven Seas Petroleum Holdings, Inc. and Seven Seas
                    Petroleum Colombia Inc.
        *(H)     -- The Registration Rights Agreement dated as of July 26,
                    1996 by and between the Company and certain individuals
        *(I)     -- Shareholders' Voting Support Agreement dated as of July
                    26, 1996 by and between Seven Seas Petroleum Inc. and
                    Messrs. Hefner, Kerr, Whitehead, Plewes and Stephens
        *(J)     -- Management Services Agreement by and among GHK Company
                    Colombia, the Company and The GHK Company LLC
        *(K)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company as trustee, the Company
                    and certain individuals and entities
        *(L)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company, as trustee, the Company
                    and Albert E. Whitehead
        *(M)     -- Amended 1996 Stock Option Plan
        *(N)     -- Form of Incentive Stock Option Agreement
        *(O)     -- Form of Directors' Stock Option Agreement
        *(P)     -- Form of Employment Agreement between the Company and each of Messrs. Stephens, Dorrier and DeCort
        *(Q)     -- Form of Agreement between the Company and each of Messrs.
                    Stephens, Dorrier and DeCort relating to a change of
                    control
        *(R)     -- Form of Employment Agreement between the Company and
                    Larry A. Ray
        *(S)     -- Settlement Agreement between the Company and Mr.
                    Whitehead dated May 20, 1997
        *(T)     -- Petrolinson S.A. Share Purchase Agreement dated February
                    14, 1997, between Hazel Ventures LTD., Seven Seas
                    Petroleum Colombia Inc. and Seven Seas Petroleum Inc.

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
        *(U)     -- Pledge Agreement dated March 5, 1997 among Hazel Ventures
                    LTD., Seven Seas Petroleum Inc., Seven Seas Petroleum
                    Colombia Inc., and Integro Trust (BVI Limited)
        *(V)     -- Shareholder Voting Support Agreement made as of March 5,
                    1997 between Seven Seas Petroleum Inc. and Hazel Ventures
                    LTD.
        *(W)     -- Purchase Warrant Indenture made as of August 7, 1997
                    between Seven Seas Petroleum Inc. and Montreal Trust
                    Company of Canada
        *(X)     -- Indenture made as of August 7, 1997 between Seven Seas
                    Petroleum Inc. and Montreal Trust Company of Canada
        *(Y)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Holdings Inc. and Montreal Trust Company of Canada
        *(Z)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Colombia Inc. and Montreal Trust Company of Canada
        *(AA)    -- Private Placement Subscription Agreement made as of
                    August 7, 1997 between Seven Seas Petroleum Inc. and
                    Jasopt Pty Limited
        *(BB)    -- 1997 Stock Option Plan
   *(21)         -- Subsidiaries of the Registrant
    (23)         -- Consent of experts and counsel
     (A)         -- Consent of Ryder Scott Company Petroleum Engineers
     (B)         -- Consent of Arthur Andersen LLP
     (C)         -- Consent of Raisbeck, Lana, Rodriguez & Rueda, members of the law firm of Baker & McKenzie
     (D)         -- Consent of Servipetrol Ltd.
   *(27)         -- Financial Data Schedule
      99         -- Powers of Attorney (included on the signature page of the registration statement as initially filed)


---------------

* Incorporated herein by reference to like exhibit in Registration on Form 10 (File No. 022483).
+ Filed herewith.

     (b) Consolidated Financial Statement Schedules

     All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (ii) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (iii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a)or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas on July 20, 1998.


                                            SEVEN SEAS PETROLEUM INC.

                                            By:
                                              /s/ HERBERT C. WILLIAMSON, III

                                              ----------------------------------
                                              Name: Herbert C. Williamson, III
                                              Title:  Executive Vice President
                                                      and
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        NAME                                         TITLE                        DATE
                        ----                                         -----                        ----

                          *                            Chairman, Chief Executive Officer     July 20, 1998
                ROBERT A. HEFNER III                     and Managing Director (Principal
-----------------------------------------------------    Executive Officer)
                Robert A. Hefner III

                   * LARRY A. RAY                      Director, Executive Vice President    July 20, 1998
-----------------------------------------------------    and Chief Operating Officer
                    Larry A. Ray

           /s/ HERBERT C. WILLIAMSON, III              Director, Executive Vice President    July 20, 1998
-----------------------------------------------------    and Chief Financial Officer
             Herbert C. Williamson, III                  (Principal Financial and
                                                         Accounting Officer)

                          *                            Vice Chairman                         July 20, 1998
                   BREENE M. KERR
-----------------------------------------------------
                   Breene M. Kerr

                          *                            Director                              July 20, 1998
                   BRIAN F. EGOLF
-----------------------------------------------------
                   Brian F. Egolf

                          *                            Director                              July 20, 1998
                SIR MARK THOMSON, BT.
-----------------------------------------------------
                Sir Mark Thomson, Bt.

                          *                            Director                              July 20, 1998
                  ROBERT B. PANERO
-----------------------------------------------------
                  Robert B. Panero

                        NAME                                         TITLE                        DATE
                        ----                                         -----                        ----
                          *                            Director                              July 20, 1998
                   GARY F. FULLER
-----------------------------------------------------
                   Gary F. Fuller

                          *                            Director                              July 20, 1998
                   JAMES SCARLETT
-----------------------------------------------------
                   James Scarlett

         *By: /s/ HERBERT C. WILLIAMSON, III
  ------------------------------------------------
    Herbert C. Williamson, III, Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
     (3)         -- Articles of Incorporation and By-laws
        *(A)     -- The Amalgamation Agreement effective June 29, 1995 by and between Seven Seas Petroleum Inc., a British Columbia
                    corporation; and Rusty Lake Resources Ltd.
        *(B)     -- Certificate of Continuance and Articles of Continuance
                    into the Yukon Territory
        *(C)     -- By-Laws
     (4)         -- Instruments defining the rights of security holders,
                    including indentures
        *(A)     -- Excerpts from the Articles of Continuance
        *(B)     -- Excerpts from the By-laws
        *(C)     -- Specimen stock certificate
        *(D)     -- Form of Class B Warrant
        *(E)     -- Class B Warrant Indenture dated as of October 15, 1996 by and between the Company of Canada and Montreal Trust
                    Company
     (5)         -- Opinion re Legality
         (A)     -- Opinion of Preston, Willis & Lackowicz
        +(B)     -- Opinion of McMillan Binch
        +(C)     -- Opinion of Preston, Willis & Lackowicz
    (10)         -- Material Contracts
        *(A)     -- Agreement dated August 14, 1995 by and between the
                    Company and GHK Company Colombia, as amended by letter
                    agreement dated November 30, 1995
        *(B)     -- The Association Contract by and between Ecopetrol, GHK
                    Company Colombia and Petrolinson, S.A. relating to the
                    Dindal block, as amended
        *(C)     -- The Association Contract by and between Ecopetrol and GHK
                    Company Colombia relating to the Rio Seco block
        *(D)     -- Joint Operating Agreement dated as of August 1, 1994 by and between GHK Company Colombia and the holders of
                    interests in the Dindal block
        *(E)     -- The GHK Company Colombia Share Purchase Agreement dated as of July 26, 1996 by and between Robert A. Hefner III,
                    Seven Seas Petroleum Colombia Inc. and the Company
        *(F)     -- The Cimarrona Purchase Agreement dated as of July 26,
                    1996 by and between the members of Cimarrona Limited
                    Liability Company, the Company, Seven Seas Petroleum
                    Colombia Inc., and Robert A. Hefner III
        *(G)     -- The Esmeralda Purchase Agreement dated as of July 26,
                    1996 by and between the members of Esmeralda Limited
                    Liability Company, Robert A. Hefner III, the Company,
                    Seven Seas Petroleum Holdings, Inc. and Seven Seas
                    Petroleum Colombia Inc.
        *(H)     -- The Registration Rights Agreement dated as of July 26,
                    1996 by and between the Company and certain individuals
        *(I)     -- Shareholders' Voting Support Agreement dated as of July
                    26, 1996 by and between Seven Seas Petroleum Inc. and
                    Messrs. Hefner, Kerr, Whitehead, Plewes and Stephens
        *(J)     -- Management Services Agreement by and among GHK Company
                    Colombia, the Company and The GHK Company LLC
        *(K)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company as trustee, the Company
                    and certain individuals and entities
        *(L)     -- The Escrow Agreement for a Natural Resources Company by
                    and among Montreal Trust Company, as trustee, the Company
                    and Albert E. Whitehead
        *(M)     -- Amended 1996 Stock Option Plan
        *(N)     -- Form of Incentive Stock Option Agreement

    EXHIBIT
     NUMBER                            EXHIBIT DOCUMENT
    -------                            ----------------
        *(O)     -- Form of Directors' Stock Option Agreement
        *(P)     -- Form of Employment Agreement between the Company and each of Messrs. Stephens, Dorrier and DeCort
        *(Q)     -- Form of Agreement between the Company and each of Messrs.
                    Stephens, Dorrier and DeCort relating to a change of
                    control
        *(R)     -- Form of Employment Agreement between the Company and
                    Larry A. Ray
        *(S)     -- Settlement Agreement between the Company and Mr.
                    Whitehead dated May 20, 1997
        *(T)     -- Petrolinson S.A. Share Purchase Agreement dated February
                    14, 1997, between Hazel Ventures LTD., Seven Seas
                    Petroleum Colombia Inc. and Seven Seas Petroleum Inc.
        *(U)     -- Pledge Agreement dated March 5, 1997 among Hazel Ventures
                    LTD., Seven Seas Petroleum Inc., Seven Seas Petroleum
                    Colombia Inc., and Integro Trust (BVI Limited)
        *(V)     -- Shareholder Voting Support Agreement made as of March 5,
                    1997 between Seven Seas Petroleum Inc. and Hazel Ventures
                    LTD.
        *(W)     -- Purchase Warrant Indenture made as of August 7, 1997
                    between Seven Seas Petroleum Inc. and Montreal Trust
                    Company of Canada
        *(X)     -- Indenture made as of August 7, 1997 between Seven Seas
                    Petroleum Inc. and Montreal Trust Company of Canada
        *(Y)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Holdings Inc. and Montreal Trust Company of Canada
        *(Z)     -- Limited Recourse Guarantee, Security and Pledge Agreement
                    made as of August 7, 1997 between Seven Seas Petroleum
                    Colombia Inc. and Montreal Trust Company of Canada
        *(AA)    -- Private Placement Subscription Agreement made as of
                    August 7, 1997 between Seven Seas Petroleum Inc. and
                    Jasopt Pty Limited
        *(BB)    -- 1997 Stock Option Plan
   *(21)         -- Subsidiaries of the Registrant
    (23)         -- Consent of experts and counsel
     (A)         -- Consent of Ryder Scott Company Petroleum Engineers
     (B)         -- Consent of Arthur Andersen LLP
     (C)         -- Consent of Raisbeck, Lara, Rodriguez & Rueda, members of the law firm of Baker & McKenzie
     (D)         -- Consent of Servipetrol Ltd.
   *(27)         -- Financial Data Schedule
    (99)         -- Powers of Attorney (included on the signature page of the
                    Registration Statement as initially filed)


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* Incorporated herein by reference to like exhibit in Registration on Form 10 (File No. 022483).

+ Filed herewith.